SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT, dated as of November 17, 2000 (this “Amendment”), is made in respect of the Credit Agreement dated as of March 14, 1997 (as amended, the “Credit Agreement”), by and between PMA CAPITAL CORPORATION, a Pennsylvania corporation formerly known as Pennsylvania Manufacturers Corporation (the “Borrower”), the banks and financial institutions listed on the signature pages thereof or that become parties thereto after the date thereof (collectively the “Lenders”), THE BANK OF NEW YORK, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and FIRST UNION NATIONAL BANK (formerly known as First Union National Bank of North Carolina), as documentation agent for the Lenders (in such capacity, the “Documentation Agent”) (each of the Administrative Agent and Documentation Agent, an “Agent” and collectively, the “Agents”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

RECITALS

        The Borrower has requested that the Credit Agreement be amended to permit it to engage in certain transactions as set forth herein, and the Required Lenders signing below are willing to approve such request subject to the terms and conditions set forth below.

STATEMENT OF AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agents and the Lenders, for themselves and their successors and assigns, agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1	Amendment to Section 1.1.

          (a)   Section 1.1 of the Credit Agreement shall be amended by adding the following language to the “Contingent Obligation” definition after the reference to “include” and before the reference to “(x)” as found in the proviso thereof:

(v) guarantees or agreements issued by the Borrower to Insurance Regulatory Authorities pursuant to which the Borrower agrees to maintain the statutory surplus of Pennsylvania Manufacturers Indemnity Corporation and Manufacturers Alliance Insurance Company in an amount (in each case) not to exceed $7,500,000, (w) guarantees or agreements issued by the Borrower to PMAIC pursuant to which the Borrower agrees to maintain the statutory surplus of PMA Holdings Cayman in an amount not to exceed $15,000,000,

          (b)   Section 1.1 of the Credit Agreement is further amended by deleting the period at the end of the definition of “Letter of Credit Facility” and replacing it with “and the Second Amended and Restated Letter of Credit Agreement to be entered into by and among the Borrower, PNC Bank, National Association, as agent, and certain other banks.”

          (c)   Section 1.1 of the Credit Agreement is further amended by inserting the following definitions of “PMA Holdings Cayman” and “U.S. Federal Agency Obligations” in appropriate alphabetical order:

"PMA Holdings Cayman" shall mean PMA Holdings, Cayman Ltd., a Cayman Island corporation.

     "U.S. Federal Agency Obligations" shall mean bonds, debentures, notes or other evidences of indebtedness issued by either of the following: Federal National Mortgage Association or Government National Mortgage Association.

          1.2    Amendments to Section 7.2.

          (a)   Section 7.2(i) of the Credit Agreement is amended by deleting the reference to “$50,000,000” set forth therein and substituting “$70,000,000” therefor.

          (b)   Section 7.2(vii) of the Credit Agreement is amended adding the following at the end of such subclause:

provided that for so long as no Event of Default has occurred and is continuing, such Indebtedness may be extended, renewed or refunded as long as the principal amount of such renewed Indebtedness shall not exceed the principal amount of such Indebtedness being extended, renewed or refunded together with any accrued interest with respect thereto;

          (c)   Section 7.2 of the Credit Agreement shall be further amended by deleting the word “and” at the end of clause (ix), by substituting “(other than Indebtedness specified in clauses (i) through (viii) and in clauses (x) through (xii))” for the first parenthetical in clause (ix), by substituting “;” for the period at the end of clause (x), and by adding the following new clauses (xi) and (xii) to the end thereof:

(xi) Indebtedness in an aggregate amount not to exceed $15,000,000 in respect of guarantees issued by the Borrower to PMAIC of payments due with respect to the preferred stock issued by PMA Holdings Cayman; and

(xii) Indebtedness in an aggregate amount not to exceed $15,000,000 of the Borrower to Mid-Atlantic States Investment Company (“MASIC”) incurred in connection with the sale to MASIC by other Wholly Owned Subsidiaries of certain of their receivables from the Borrower.

          1.3   Amendment to Section 7.3. Section 7.3 of the Credit Agreement is amended by and restating Section 7.3(vii) as follows:

(vii) Liens with respect to cash, Treasury Securities and U.S. Federal Agency Obligations of the Borrower or any Subsidiaries conveyed pursuant to and in accordance with the Letter of Credit Facility to secure the Borrower’s or any Subsidiary’s reimbursement obligations thereunder; and

ARTICLE II

CONSENT

          Based upon the representations and warranties set forth herein, for purposes of Section 7.7 of the Credit Agreement, the Required Lenders hereby consent to any amendment of the Letter of Credit Facility occurring in connection with execution of the Second Amended and Restated Letter of Credit Agreement to be entered into by and among the Borrower, PNC Bank, National Association, as agent, and certain other banks, provided that this consent shall not be deemed to apply to any subsequent amendment of such Second Amended and Restated Letter of Credit Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

          As an inducement to obtain the consent and amendments set forth herein, the Borrower represents and warrants to the Agents and the Lenders as follows:

          3.1   Representations and Warranties. After giving effect to this Amendment and, with respect to Section 4.10 only, other than the effect of loss reserve action undertaken by the Borrower and its Subsidiaries with respect to their financial statements for the fiscal quarter ending September 30, 2000, which resulted in an after-tax charge to the Borrower and its Subsidiaries of approximately $40,000,000, each of the representations and warranties of the Borrower contained in Article IV the Credit Agreement is true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

          3.2   No Default or Event of Default. After giving effect to this amendment, no Default or Event of Default has occurred and is continuing.

ARTICLE IV

GENERAL

          4.1   Effect of Amendment. From and after the date hereof, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or of any other Credit Document except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

          4.2   Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

          4.3   Expenses. The Borrower agrees to pay upon demand all reasonable out-of-pocket costs and expenses of the Documentation Agent (including, without limitation, the reasonable fees and expenses of counsel to the Documentation Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment.

          4.4   Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

          4.5    Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

          4.6   Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

          4.7   Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the day and year first above written.

PMA CAPITAL CORPORATION

By:	/s/ Albert D. Ciavardelli
Name:	Albert D. Ciavardelli
Title:	Vice President - Finance

THE BANK OF NEW YORK, as Administrative Agent and a Lender

By:	/s/ David Trick
Name:	David Trick
Title:	Assistant Vice President

FIRST UNION NATIONAL BANK, as Documentation Agent and as a Lender

By:	/s/ Thomas L. Stitchberry
Name:	Thomas L. Stitchberry
Title:	Senior Vice President

CREDIT LYONNAIS NEW YORK BRANCH

By:	/s/ Sebastian Recco
Name:	Sebastian Recco
Title:	Senior Vice President

FLEET NATIONAL BANK

By:	/s/ Lawrence Davis
Name:	Lawrence Davis
Title:	Associate Portfolio Manager

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Kirk Seagers
Name:	Kirk Seagers
Title:	Vice President

MELLON BANK N.A.

By:	/s/ Gary A. Best
Name:	Gary A. Best
Title:	Vice President

DRESDNER BANK AG, NEW YORK BRANCH AND GRAND CAYMAN BRANCH

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UNION BANK OF CALIFORNIA, N.A.

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